Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2016 Share Incentive Plan of NICE Ltd. of our reports dated March 19, 2025, with respect to the consolidated financial statements of NICE Ltd. and the effectiveness of internal control over financial reporting of NICE Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ KOST, FORER, GABBAY & KASIERER KOST, FORER, GABBAY & KASIERER A Member of Ernst & Young Global

Tel-Aviv, Israel
September 30, 2025